                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

               ENVIROTEST SYSTEMS CORP AND ENVIROTEST TECHNOLOGIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            ENVIROTEST SYSTEMS CORP.
                                246 SOBRANTE WAY
                          SUNNYVALE, CALIFORNIA 94086

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1996

                             ---------------------

To Our Shareholders:

    The Annual Meeting of Shareholders of ENVIROTEST SYSTEMS CORP. (hereinafter called the "Company"), will be held at the Hyatt Regency, Bethesda, Maryland on September 24, 1996 at 11:00 a.m., local time, for the following purposes:

    (1) To elect three Class A Directors and four Class B Directors to serve for a term of one year and until their successors are duly elected and qualified;

    (2) To consider and act upon a proposal to approve the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants for fiscal year 1996;

    (3) To approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 400,000 shares; and

    (4) To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on August 26, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of Directors

                                          C. Michael Alston, Esq.
                                          SECRETARY

Bethesda, Maryland
August 26, 1996

    YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                            ENVIROTEST SYSTEMS CORP.
                                246 SOBRANTE WAY
                          SUNNYVALE, CALIFORNIA 94086

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1996

                            ------------------------

    The accompanying proxy is solicited by the Board of Directors of ENVIROTEST SYSTEMS CORP. (hereinafter called the "Company") for use at the Annual Meeting of Shareholders to be held on September 24, 1996 at 11:00 a.m. and any adjournments thereof, notice of which meeting is attached hereto. This Proxy Statement and the Company's Annual Report to Shareholders have been mailed on or about August 27, 1996 to all shareholders of record on August 26, 1996.

    The purposes of the Annual Meeting are: to elect seven directors; to approve the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants; to approve an amendment to the Company's 1993 Stock Option Plan ("Plan") to increase the number of shares of common stock reserved for issuance thereunder by 400,000 shares; and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

    A shareholder who signs and returns a proxy in the accompanying form may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares of the Company's Class A and Class B common stock (collectively, the "Common Stock") represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the Proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the director nominees, FOR the approval of the amendment to the Plan, and FOR the approval of the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants.

    The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the Annual Meeting, the persons appointed in the Proxy or their substitutes will vote in accordance with their best judgment on such matters.

    The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's officers, directors and regular employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

    The Board of Directors has fixed the close of business on August 26, 1996, as the record date for the Annual Meeting. On July 15, 1996, the Company had outstanding 14,594,145 shares of Common Stock, consisting of 13,204,396 shares of Class A Common Stock and 1,389,749 shares of Class B Common Stock. Only record holders of the Common Stock at the close of business on August 26, 1996 will be entitled to vote at the Annual Meeting. Holders of the Class A Common Stock will be entitled to one vote for each share of Class A Common Stock so held, representing an aggregate of 13,204,396 votes for the class, and holders of the Class B Common Stock will be entitled to 1.75 votes for each share of Class B Common Stock so held, representing an aggregate of 2,432,060 votes for the class. The aggregate number of votes represented by the Common Stock is 15,636,456, of which approximately 84.4% are represented by shares of Class A Common Stock and approximately 15.6% are represented by shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters except for the election of directors, as to which the Class A Common Stock votes as a single class for the election of the three Class A Directors that such class is entitled to elect pursuant to the Company's Certificate of Incorporation and the Class B Common Stock votes as a single class for the election of the four Class B Directors that such class is entitled to elect pursuant to the Company's Certificate of Incorporation. Votes may be given in person or by proxy duly authorized in writing.

    The following table sets forth certain information, based primarily on information provided by the Company's transfer agent, as of July 15, 1996, regarding beneficial ownership of all classes of the Company's voting common stock by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to own more than 5% of any class of the Company's voting common stock, each director, each "named" executive officer (as that term is used in Item 402 of Regulation S-K) and all directors and executive officers as a group.

                                         CLASS A COMMON STOCK          CLASS B COMMON STOCK
                                     ----------------------------   ---------------------------
                                                      PERCENTAGE                    PERCENTAGE
                                        NUMBER         OF CLASS        NUMBER        OF CLASS
                                     BENEFICIALLY    BENEFICIALLY   BENEFICIALLY   BENEFICIALLY
                                         OWNED          OWNED          OWNED          OWNED
                                     -------------   ------------   ------------   ------------
Chester C. Davenport ..............   3,518,645(a)        22.6%      2,040,775          100%
 Envirotest Systems Corp.
 6903 Rockledge Drive
 Suite 214
 Bethesda, Maryland 20817
TSG Ventures Inc. .................   2,246,818           17.0%         --            --
 177 Broad St.
 Stamford, Connecticut 06901
Apollo Investment Fund, L.P. ......   2,101,111(b)        15.9%         --            --
 c/o Apollo Advisors, L.P.
 2 Manhattanville Road
 Purchase, New York 10577
Chemical Equity Associates            2,026,111(c)        13.3%         --            --
 (A California Limited
 Partnership) .....................
 270 Park Avenue
 5th Floor
 New York, New York 10017
Polestar Capital Inc. .............     768,768            5.8%         --            --
 180 North Michigan Ave.
 Suite 1905
 Chicago, Illinois 60601
Kane Partners, L.P. ...............     717,658(d)         5.4%         --            --
 80 East Middle Patent Road
 Bedford, New York 10506
Cleveland A. Christophe ...........   2,246,818(e)        17.0%         --            --
 TSG Ventures Inc.
 177 Broad St.
 Stamford, Connecticut 06901
Craig M. Cogut ....................   2,101,111(b)        15.9%         --            --
 Pegasus Financial LLC
 591 West Putnam Avenue
 Greenwich, CT 06830
Arnold L. Chavkin .................   2,026,111(c)        13.3%         --            --
 c/o Chase Capital Partners
 380 Madison Avenue, 12th Floor
 New York, New York 10017

                                         CLASS A COMMON STOCK          CLASS B COMMON STOCK
                                     ----------------------------   ---------------------------
                                                      PERCENTAGE                    PERCENTAGE
                                        NUMBER         OF CLASS        NUMBER        OF CLASS
                                     BENEFICIALLY    BENEFICIALLY   BENEFICIALLY   BENEFICIALLY
                                         OWNED          OWNED          OWNED          OWNED
                                     -------------   ------------   ------------   ------------
Edward Dugger III .................     417,203(f)         3.1%         --            --
 UNC Ventures, Inc.
 711 Atlantic Avenue
 Third Floor
 Boston, Massachusetts 02111
Richard L. Gelfond ................     867,658(g)         6.5%         --            --
 Cheviot Capital Advisors Inc.
 4 Cheviot Road
 Southampton, New York 11968
R. W. Kasten, Jr. .................       2,000          *              --            --
F. Robert Miller (h)...............      --             --              --            --
Raj Modi...........................      59,066(i)       *              --            --
C. Michael Alston..................         550          *              --            --
Lawrence Taylor....................      52,932          *              --            --
All directors and officers as a      10,572,436           59.8%      2,040,775          100%
 group (15 persons)................

- ------------------------------
 *  Less than 1%
(a) Represents shares owned by Rockspring Management, Inc. and The Chester Corporation, both of which are wholly owned corporations of Mr. Davenport. Includes (i) 314,542 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days; (ii) 1,389,749 shares of Class B Common Stock and options to purchase 651,026 shares of Class B Common Stock which are exercisable at the option of the holder within sixty
    (60) days; (iii) 132,325 shares of Class A Common Stock held by Ms. Slivy Edmonds, as to which Mr. Davenport has been granted an irrevocable proxy with respect to all shareholder voting matters other than the election of directors; and (iv) 717,658 shares of Class A Common Stock owned by Kane Partners, L.P. Mr. Davenport, a Director of the Company, controls the General Partner of Georgetown Partners Limited Partnership ("Georgetown Partners"), which is a limited partner of Kane Partners, L.P. Georgetown Partners shares voting and investment power with respect to shares held by Kane Partners, L.P. Shares of Class B Common Stock are convertible at the option of the holder at any time into an equal number of shares of Class A Common Stock.
(b) Includes 2,026,111 shares owned by Apollo Investment Fund, L.P., a securities investment fund. Also includes 75,000 shares owned by Mr. Cogut. Mr. Cogut, a Director of the Company, is a Limited Partner of Apollo Advisors, L.P., and an executive officer and director of Apollo Capital Management, Inc., the General Partner of Apollo Advisors, L.P. Apollo Advisors, L.P., as the Managing General Partner of Apollo Investment Fund, L.P., exercises sole investment discretion over securities held by Apollo Investment Fund, L.P. Accordingly, Apollo Advisors, L.P. may be deemed the beneficial owner of the shares owned by Apollo Investment Fund, L.P. Mr. Cogut and the other officers and directors of Apollo Capital Management, Inc. disclaim beneficial ownership with respect to shares owned by Apollo Capital Management, Inc.
(c) Represents shares of Class A Common Stock issuable upon the conversion of Class C Common Stock, which are convertible at the option of the holder within sixty (60) days, subject to restrictions as to amount. The General Partner of Chemical Equity Associates is an affiliate of Chase Banking Corporation. The Class C Common Stock does not have ordinary voting rights for the election of directors or other matters generally requiring a stockholder vote.
(d) The information on Kane Partners, L.P. and its beneficial ownership of the Class A Common Stock is based on Schedule 13G filed with the Securities and Exchange Commission filed on February 17, 1994.
(e) Represents shares owned by TSG Ventures Inc. Mr. Christophe, a Director of the Company, is a Principal, Director, and stockholder of TSG Ventures Inc., and shares voting and investment power with respect to such shares.
(f) Includes 319,224 shares owned by UNC Ventures II, L.P. and 87,991 shares owned by UNC Ventures, Inc. Mr. Dugger, a Director of the Company, is the President and Chief Executive Officer of UNC Ventures Inc. and, along with UNC Ventures, Inc., is a General Partner of UNC Ventures II, L.P., and holds, subject to the approval of the Board of Directors of UNC Ventures, Inc., investment power with respect to such shares.
(g) Represents shares owned by Kane Partners, L.P., and options to purchase 100,000 shares of Class A Common Stock held by Cheviot Capital Advisors Inc. which are exercisable by the holder within sixty (60) days. Mr. Gelfond, a Director of the Company, is the Vice President of the General Partner of Kane Partners, L.P. and shares voting and investment power with respect to such shares, and is the President and sole stockholder of Cheviot Capital Advisors Inc.
(h) The employment agreement of Mr. Miller required that the Company grant 400,000 shares of Class A stock to Mr. Miller. See "Employment Agreements and Compensation Arrangements."
(i) Includes 9,230 shares owned by members of Mr. Modi's immediate family. Mr. Modi disclaims beneficial ownership of such shares.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the number of directors which shall constitute the whole Board shall be nine. Seven persons are being nominated for election to the Board at the 1996 Annual Meeting, consisting of three Class A Directors and four Class B Directors. Two vacancies exist for Class B Directors. The Board of Directors expects to name two nominees to fill the vacancy in the proxy statement to be sent to shareholders for the 1997 annual meeting of shareholders. Each director will serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

    It is intended that the shares represented by properly executed proxies will be voted for the election of the persons listed below except where authority to so vote is withheld. The nominees have indicated that they are willing to serve as directors, and the Board of Directors does not contemplate that any of the nominees will be unable to serve as a director or will become unavailable for any reason, but if that should occur before the meeting, such proxy will be voted for such other nominee or nominees as shall be selected by the Board of Directors.

    The following table sets forth, for each nominee for Class A Director and Class B Director, (i) the name and age of each nominee, (ii) the position and offices with the Company of each nominee, and (iii) the year during which each nominee first became a director of the Company.

                                CLASS A NOMINEES

                                                                                             SERVED AS
                                                                                             DIRECTOR
             NAME                   AGE                        POSITION                        SINCE
- ------------------------------      ---      --------------------------------------------  -------------
Richard L. Gelfond (a)                  40   Vice Chairman of the Board of Directors           1993
Edward Dugger III                       46   Director                                          1991
Robert W. Kasten, Jr.                   53   --                                                 --

                                CLASS B NOMINEES

                                                                                             SERVED AS
                                                                                             DIRECTOR
             NAME                   AGE                        POSITION                        SINCE
- ------------------------------      ---      --------------------------------------------  -------------
Chester C. Davenport                    55   Chairman of the Board of Directors                1990
Cleveland A. Christophe                 50   Director                                          1991
Craig M. Cogut                          41   Director                                          1992
F. Robert Miller                        53   President                                          --

- ------------------------
(a) On September 23, 1994, the Class A Directors elected Mr. Gelfond to fill the vacant Class A Director position until the next annual meeting of stockholders and until his successor is elected and qualified; Mr. Gelfond resigned as a Class B Director immediately prior to such election.

    The Audit Committee of the Board of Directors consists of Mr. Christophe, Mr. Cogut, and Mr. Gelfond. The Audit Committee monitors and supervises the Company's relationship with its independent public accountants, reviews the internal audit and control functions and procedures of the Company and makes recommendations to the Board of Directors thereon.

    The Compensation Committee of the Board of Directors consists of Mr. Chavkin and Mr. Dugger. The Board intends to appoint Mr. Kasten to the Compensation Committee if he is elected as a Director. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation policies of the Company, administers the Company's Stock Option Plan, makes recommendations to the Board the Directors as to the amount of any discretionary compensation permitted or required to be paid to officers and other key personnel of the Company under the Company's compensation plans, and prepares disclosure of the executive compensation policies of the Company as required by law.

    The Development Committee of the Board of Directors consists of Mr. Christophe and Mr. Gelfond. The Development Committee, which was formed pursuant to the Indenture governing the Company's 9 5/8% Senior Subordinated Notes due 2003, is responsible for determining the fairness, reasonableness and favorability of the terms (compared to comparable transactions made on an arm's-length basis by non-related parties) of transactions between the Company or a subsidiary of the Company, and a related person of the Company or such subsidiary, which transactions have an aggregate value in excess of $2,000,000. Members of the Development Committee must be disinterested as to the transaction in question, and must satisfy certain other criteria relating to disinterestedness, as required by the Indenture.

    On September 23, 1994, the Board of Directors dissolved the Executive Committee and established a Management Committee. The members of the Management Committee are Mr. Christophe, Mr. Cogut, Mr. Davenport and Mr. Gelfond, with Mr. Chavkin as an alternate member. The Management Committee was formed to conduct a search for, and recommend to the Board, and appropriate candidate to serve as President and Chief Executive Officer of the Company. The Management Committee is also responsible for consulting with the President (or acting President) of the Company and to give him all directions and approvals that may be or are required to be given pursuant to the Company's policies and procedures.

    The full Board of Directors, rather than a committee thereof, performs the functions of a nominating committee.

    During the fiscal year ended September 30, 1995, there were 12 meetings of the Board of Directors, 3 meetings of the Audit Committee, 2 meetings of the Development Committee, 2 meetings of the Compensation Committee and 3 meetings of the Management Committee. All the directors of the Company attended 75% or more of the meetings of the Board of Directors and the Committees on which they served.

    Mr. Davenport is a founder of the Company and has been Chairman of the Board of Directors since September 1990. Since September 1988 he has been a managing director of Georgetown Partners, a merchant banking firm. Prior to October 26, 1993, Georgetown Partners was a stockholder of the Company. Prior to joining Georgetown Partners, Mr. Davenport was a senior partner in the Washington, D.C. law firm of Davenport and Seay from 1979 to 1987 and from 1973 to 1976 and managing general partner of First City Properties, an investment partnership, from 1979 to 1985. Mr. Davenport served in President Carter's Administration as Assistant Secretary of Transportation for Policy and International Affairs from 1977 to 1979. In that position he was responsible for the analysis, development, articulation, and review of domestic and international transportation policies for the United States Government. Mr. Davenport is a Managing Trustee of the University of Georgia Foundation.

    Mr. Christophe has been a member of the Board of Directors of the Company since January 1991. He is currently the Managing Partner of TSG Capital Group, L.L.C. and executive vice president, principal and director of TSG Ventures Inc., both companies are private equity investment firms. Mr. Christophe joined Equico Capital Corporation, the predecessor to TSG Ventures Inc. in February, 1990. Mr. Christophe is a director of Hayes Wheels International, Inc.

    Mr. Dugger has been a member of the Board of Directors of the Company since February 1991. Mr. Dugger has been President and Chief Executive Officer of UNC Ventures, Inc., a Boston-based venture capital firm, since January 1978. Mr. Dugger is also a member of the Board of Directors of Granite Broadcasting Corporation.

    Mr. Cogut has been a member of the Board of Directors of the Company since May 1992. Mr Cogut is the principal of Pegasus Financial, L.L.C., an investment firm. Mr. Cogut was one of the founding principals of Apollo Advisors, L.P. which acts as managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P., securities investment funds, and of Lion Advisors, L.P. which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Cogut is a director of Gillett Holdings, Inc. and Salant Corporation.

    Mr. Gelfond has been a member of the Board of Directors since January 1993 and has been the President of Cheviot Capital Advisors Inc., an investment and merchant bank, since December 1990. Since March 1994, Mr. Gelfond has been the Vice Chairman of the Board of Directors of Imax Corporation and was appointed Co-Chief Executive Officer on May 1, 1996.

    Mr. Miller has been President and Chief Executive Officer of the Company since January 26, 1996. Prior to joining the Company, Mr Miller served as the President and Chief Executive Officer and a director of Systems Control, Inc. and its predecessors since 1987.

    Mr. Kasten has been the President of Kasten & Company, a consulting firm, since the beginning of 1993. From 1981 through 1993, Mr. Kasten served as a United States Senator representing the State of Wisconsin, serving on both the Senate Appropriations and Budget Committees. Since April 1993 until June 1996, Mr. Kasten also served as Chairman of the Legislative Studies Institute. Mr. Kasten presently serves as a Senior Associate at the Center for Strategic and International Studies, a trustee of the American University in Cairo, Egypt, and a director of the Russia Privatization Fund.

    Under a certain Stockholders' Agreement, dated as of March 31, 1993, among Georgetown Partners (and all subsequent transferees of Class B Common Stock), Chester C. Davenport, Slivy C. Edmonds, TSG Ventures Inc., Apollo Investment Fund, L.P. and Chemical Equity Associates (the "1993 Stockholders' Agreement"), no more than four of the six Class B Directors shall consist of persons who are:
(i) officers or full-time employees of the Company; (ii) Chester C. Davenport, or Slivy C. Edmonds or their affiliates; or (iii) family members of either (i) or (ii). The 1993 Stockholders' Agreement also provides that the holders of shares of Class B Common Stock will be obligated to immediately convert all of their shares of Class B Common Stock into shares of Class A Common Stock upon the earlier to occur of the following: (i) Mr. Davenport ceases to control, directly or indirectly, the voting of a majority of the outstanding shares of Class B Common Stock (such control is deemed to be ceased if Mr. Davenport dies or suffers a severe and irreversible physical or mental disability that renders him incapable of controlling the voting of such shares); or (ii) Mr. Davenport, Ms. Edmonds, members of the immediate families of either, and trusts or other entities created for estate-planning purposes whose beneficiaries are members of their immediate families fail to have, in the aggregate, a direct or indirect (through one or more intermediaries or entities, in proportion to their economic interest therein) pecuniary interest in at least 5% of the outstanding shares of common stock of the Company, including, for purposes of this calculation, shares of common stock issuable upon exercise of options to purchase common stock. The foregoing provisions are enforceable only by TSG Ventures Inc., Apollo Investment Fund, L.P. and Chemical Equity Associates, and shall no longer be enforceable by any one of the foregoing entities if such entity, together with its affiliates, at any time, fails to beneficially own unregistered shares of the Company's Class A Common Stock representing 5% or more of the outstanding common stock of the Company.

    Under an agreement between Mr. Davenport and Ms. Edmonds, dated as of October 26, 1993, Ms. Edmonds granted to Mr. Davenport an irrevocable proxy to vote the shares of Common Stock distributed by Georgetown Partners to one of its partners, an affiliate of Ms. Edmonds, originally consisting of 87,814 shares of Class A Common Stock and 441,334 shares of Class B Common Stock and including any shares issued upon exercise of an option to purchase 321,325 shares of Class B Common Stock, which option is exercisable at any time. According to the Company's transfer agent, as of July 15, 1996, the affiliate of Ms. Edmonds held no shares Class B Common Stock.

    All of the current members of the Board of Directors of the Company, other than Mr. Chavkin and Mr. Miller, were elected to the Board of Directors under the terms of a certain Amended and Restated Stockholders' Agreement, dated as of April 10, 1992, among the Company and all of the holders of Common Stock or options or warrants to purchase Common Stock of the Company (the "1992

Stockholders' Agreement"). Pursuant to the terms of the 1992 Stockholders' Agreement, the following entities nominated the following persons to serve on the Board of Directors of the Company (and such persons were elected pursuant to the terms of the 1992 Stockholders' Agreement): Georgetown Partners: Chester C. Davenport; TSG Ventures Inc.: Cleveland A. Christophe; Apollo Investment Fund,
L.P.: Craig M. Cogut; Kane Partners: Richard L. Gelfond; and a group composed of Polestar Capital Inc. (f/k/a Amoco Venture Capital Company), UNC Ventures II, L.P., UNC Ventures, Inc. and MESBIC Ventures: Edward Dugger III. Pursuant to the terms of the 1992 Stockholders' Agreement, all provisions relating to Board of Directors voting agreements and arrangements expired on March 31, 1993, the date of the registration of a class of the Company's equity securities under the Exchange Act.

    Members of the Board of Directors are reimbursed by the Company for their travel expenses incurred in attending Board of Directors and Committee meetings. Members of the Board of Directors who are not also officers of the Company or any of its subsidiaries, and who are not affiliated with a stockholder of the Company (currently, no director satisfies these criteria), receive compensation of $1,000 for each Board of Directors and Committee meeting attended.

    Mr. Miller assumed the duties of President and Chief Executive Officer on January 26, 1996. From July 27, 1995 to January 26, 1996, Mr. Davenport, Chairman of the Company, had assumed the duties of President and Chief Executive Officer of the Company. On that same day Ralph C. Reins had announced his resignation from such positions. Effective May 24, 1995 William J. Beckham resigned as a director and Chief Operating Officer and Executive Vice President of the Company. Ms. Edmunds resigned as Executive Vice President of the Company on December 31, 1993. Ms. Edmonds also announced her resignation as a director of the Company on March 24, 1995. Mr. Arnold Chavkin has been a member of the Board of Directors since April 1994. Mr. Chavkin is not a nominee for reelection to the Board.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid or awarded by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended September 30, 1993, 1994 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                         ANNUAL COMPENSATION                            AWARDS
                                  ----------------------------------  OTHER ANNUAL   -------------    ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR      SALARY       BONUS      COMPENSATION      OPTIONS     COMPENSATION
- --------------------------------  ---------  ---------  ------------  -------------  -------------  -------------
Chester C. Davenport (a)
 Chairman of the Board              1993     $ 447,211  $ 387,165      $   --           289,542(b)   $  11,513(c)
                                    1994       538,128       --               98(d)      50,000(b)      32,899(c)
                                    1995       551,256       --            --             --            38,388(c)
Ralph E. Reins                      1995       179,688       --           30,113(k)       --             --
 President and Chief Executive
 Officer
Ronald M. Lancaster                 1993       205,056     86,000          1,350(d)      50,000(b)      12,211(e)
 Executive Vice President           1994       215,250       --            1,955(d)      10,000(b)      11,947(e)
                                    1995       217,875       --            4,225(d)      10,000(l)      14,143(e)
C. Michael Alston                   1993       140,000    140,000(f)       --            36,000(b)       --
 Vice President, General            1994       190,000       --            --            10,000(b)       3,302(h)
 Counsel and Secretary                                                                   40,000(g)       --
                                    1995       189,950       --            1,910(d)      10,000(l)       4,298(h)
                                                                                         36,000(m)
                                                                                         40,000(m)
Raj Modi                            1993       119,969     90,000          8,385(i)      50,000(b)       5,508(j)
 Vice President, Chief              1994       152,268       --          125,304(i)      10,000(b)      29,803(j)
 Financial Officer, Treasurer       1995       175,000       --           37,294(i)      50,000(m)       8,561(j)
 and Assistant Secretary                                                                 10,000(l)
                                                                                         15,000(n)

- ------------------------------
(a) Includes for fiscal 1993 (up to April 7, 1993), Mr. Davenport's share of certain management fees and other amounts (net of expense reimbursements) paid to, and options to purchase shares of Class B Common Stock granted to, Georgetown Partners. Mr. Davenport owns a majority of the partnership interests in Georgetown Partners. Includes base salary of $261,457 for Mr. Davenport for fiscal 1993.
(b) Represents options to purchase Class A Common Stock granted under the Company's Stock Option Plan; for options granted in 1993, the exercise price is $16.00 per share, and for options granted in 1994, the exercise price is $20.00 per share, which in each case is equal to the market price of the Class A Common Stock on the date of grant.
(c) Represents contributions matching employees' deferred compensation of $3,938 in 1993, $5,179 in 1994 and $4,823 in 1995 and profit sharing contributions made by the Company of $2,625 in 1993, $5,625 in 1994 and $5,756 in 1995, in
    each case under the Company's 401(k) savings plan, and $4,950 in 1993, $22,095 in 1994 and $27,809 in 1995, representing that part of the premiums paid by the Company under Mr. Davenport's key man life insurance policy attributable to the policy proceeds as to which Mr. Davenport may name the beneficiary.
(d) Represents reimbursements made under the Company's medical reimbursement program.
(e) Represents contributions matching employees' deferred compensation of $4,101 in 1993, $5,119 in 1994 and $4,686 in 1995 and profit sharing contributions made by the Company of $4,101 in 1993, $4,305 in 1994 and $4,410 in 1995, in
    each case under the Company's 401(k) savings plan, and premiums paid by the Company for term life insurance for Mr. Lancaster and his spouse of $4,009 in 1993, $2,523 in 1994 and $5,047 in 1995. Mr. Lancaster is entitled to name the beneficiaries of these life insurance policies.
(f) Includes a $100,000 bonus paid under the Executive Incentive Bonus Plan and a $40,000 signing bonus.
(g) Represents options to purchase Class A Common Stock at an exercise price of $15.88 per share (the market price on the date of grant) granted under the Company's Stock Option Plan.
(h) Represents profit sharing contributions made by the Company under the Company's 401(k) savings plan.
(i) Represents relocation expense payments of $7,550 in 1993, $124,053 in 1994 and $32,984 in 1995 (including gross-up for taxes payable thereon of $2,679 in 1993, $48,181 in 1994 and $11,716 in 1995, each of which were paid in the subsequent fiscal year) and reimbursements made under the Company's medical reimbursement program of $835 in 1993, $1,251 in 1994 and $4,310 in 1995.

(j) Represents contributions matching employee's deferred compensation of $3,109 in 1993, $3,631 in 1994 and $4,927 in 1995 and profit sharing contributions made by the Company of $2,399 in 1993, $3,045 in 1994 and $3,634 in 1995, in each case under the Company's 401(k) savings plan. For fiscal 1994, includes accrued vacation time of $23,127.
(k) Represents relocation expense payment (including gross-up for taxes payable thereon of $11,369 which is paid in the subsequent fiscal year).
(l) Represents stock options previously granted which were cancelled and reissued on May 9, 1995 under the Company's Stock Option Plan at an exercise price of $6.125 per share.
(m) Represents stock options previously granted which were cancelled and reissued on July 27, 1995 under the Company's Stock Option Plan at an exercise price of $6.125 per share.
(n) Represents stock options granted on July 27, 1995 under the Company's Stock Option Plan at an exercise price of $6.125 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Dugger and Mr. Chavkin have served as the sole members of the Compensation Committee of the Board of Directors since April 12, 1994. Mr. Chavkin was elected to fill the vacancy created by Mr. Beckham's resignation from the Committee on that date, in light of Mr. Beckham's having become an officer of the Company in March 1994. The Board intends to appoint Mr. Kasten to the Compensation Committee if he is elected to the Board, to fill the vacancy created by Mr. Chavkin.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

    Mr. Davenport has an employment agreement with the Company that provides for a three year employment term, which is automatically renewed for subsequent two-year terms unless notice of nonrenewal is given (the initial term under such agreement expired in January 1996 and the current term expires in January 1998). The agreement provides for a base salary of $500,000 per year (which is subject to an annual increase on April 1 of each year based upon the change in the Consumer Price Index or 5%, whichever is greater). The agreement provides for the grant to Mr. Davenport of options under the Company's Stock Option Plan for the purchase of 289,542 shares of the Company's Class A Common Stock at an exercise price per share equal to $16.00, the initial public offering price of the Class A Common Stock. Options to purchase 144,771 shares vested on the date of grant (which was March 30, 1993) and the remaining options vested on March 30, 1995. The options expire if not exercised on the tenth anniversary of the date of grant. The agreement stipulates that Mr. Davenport will devote to the Company that amount of his time and energies necessary for the performance of his duties as Chairman of the Board of the Company and will not, during the term of his employment, engage in any business activity, or acquire an ownership interest in any entity, that is competitive with any line of business in which the Company is engaged. The agreement also provides that for a period of twenty-four months after termination of his employment with the Company, Mr. Davenport will continue to receive payment of his base salary, provided that he does not (without the written approval of the Board of Directors of the Company) engage in any business in competition with the Company or its subsidiaries, as such business is conducted on the date on which his employment with the Company is terminated. If the Company terminates the employment of Mr. Davenport without "cause" (as defined in the agreement), or as a result of the sale of the Company to another entity which does not accept an assignment of the agreement, in each case prior to the expiration of the term of the agreement, then Mr. Davenport is entitled to receive, for the remainder of the term, all base salary and bonus payments, and fifty percent (50%) of his base salary and bonus payments for three years thereafter, plus other benefits Mr. Davenport otherwise would have been entitled to receive for such time period. The Company has also agreed to cover Mr. Davenport during the term of the agreement with a "key man" life insurance policy in an amount equal to $2.5 million, with the Company as the beneficiary of $1.0 million and a designee of Mr. Davenport as the beneficiary of $1.5 million thereof.

    Mr. Miller has an employment agreement with the Company that provides for a three year employment term, which is automatically extended for two additional years, unless not later than one year prior to the termination date, the Company or Mr. Miller gives written notice not to extend the employment agreement. The agreement provides for a base salary of $300,000 per year (which is subject to an annual increase of the lesser of 5% or the aggregate monthly percentage increase in the Consumer Price Index for all Urban Consumers). The agreement also provides for Mr. Miller to earn an annual target bonus equal to 100% of his base salary, measured against objective financial criteria to be determined by the Board after consultation with Mr. Miller. The agreement provides for the grant to Mr. Miller of options under the Company's Stock Option Plan for the purchase of 400,000 shares of the Company's Class A Common Stock. The exercise price with respect to 200,000 of such shares is the closing Nasdaq National Market quotation or the most recent trading date prior to the date of grant and the exercise price with respect to the remaining 200,000 such shares in the average closing market price for the 5 trading day period ending thirty days after the date of the initial grant. Such options vest pro rata 10% on the six month anniversary of the date of the grant, an additional 23.33% on the twelve month anniversary of the date of the grant, an additional 33.33% on the twenty four month anniversary of the date of the grant and an additional 33.33% on the thirty six month anniversary of the date of the grant. The options expire if not exercised on the tenth anniversary of the grant. The agreement states that if (i) Mr. Miller is terminated by the Company other than for Cause (as defined in the agreement), (ii) Mr. Miller terminates his employment for Good Reason (as defined in the agreement), (iii) the employment is terminated by reason of Mr. Miller's death or permanent disability, or (iv) there occurs a Change of Control (as defined in the agreement), all options granted prior to that date shall vest and become immediately exercisable. In addition, the agreement provides for the grant of an additional 100,000 options at the discretion of the Board. The agreement states that during the term, Mr. Miller shall devote his full business time, energy and skill to the performance of his duties as the President and Chief Executive Officer of the Company. The agreement also provides for a lump sum payment, based on the remainder of the term of the employment agreement to Mr. Miller, if Mr. Miller's employment is terminated without Cause or for Good Reason.

    Mr. Lancaster had an employment agreement with the Company that provided for an employment term expiring in December 1995, which is automatically renewed for subsequent two-year terms unless notice of nonrenewal is given. The employment agreement was not renewed and Mr. Lancaster is no longer employed by the Company.

    On May 24, 1995 the Company entered into a separation, release and waiver agreement with William J. Beckham, Jr. who resigned as a director and Chief Operating Officer and Executive Vice President of the Company. The agreement provides for a payment to Mr. Beckham of $400,000 payable $300,000 on the effective date of the agreement and $100,000 paid to a deferred compensation plan, commonly known as a rabbi trust. The agreement provides for the Company to pay certain medical and dental insurance premiums for twelve months following termination of employment. The agreement provides that for a period of two years following the termination of employment, Mr. Beckham shall not, without the prior written approval of the Company, directly or indirectly compete with any business operation in which the Company is currently engaged. The agreement also required Mr. Beckham to waive, release and discharge all claims, demands and causes of action that could be asserted against the Company.

EXECUTIVE INCENTIVE COMPENSATION PLAN

    The Company has an Executive Incentive Compensation Plan (the "Compensation Plan"). The purpose of the Compensation Plan is to facilitate the hiring, retaining, and motivating of Company executives and key management personnel. The Compensation Plan is administered by the Compensation Committee, which recommends to the Board of Directors a discretionary bonus for eligible employees based on their contributions during the applicable year to the successful management of the Company. The Compensation Plan also provides for payment of certain discretionary bonuses to eligible employees who are not officers of the Company, based on certain specified performance standards and the employee's base compensation for that fiscal year. For 1993 and 1994, the Compensation Plan bonuses were funded if net income before extraordinary items (after deducting bonus payments to be made under the Compensation Plan) ("adjusted net income") equaled or exceeded 93% of the budgeted adjusted net income amount approved by the Board of Directors for that fiscal year. The aggregate amount available for distribution under the Compensation Plan for 1993 and 1994 equaled 5% of the adjusted net income amount; however, if the adjusted net income amount equaled or exceeded 100% of the budgeted adjusted net income amount approved by the Board of Directors for that fiscal year, then the aggregate amount available for distribution equaled 10% of the adjusted net income amount. Bonuses were paid in respect of fiscal year 1993 only.

STOCK OPTION PLAN

    In January 1993, the Company adopted a Stock Option Plan (the "Stock Option Plan" or the "Plan") providing for the grant, from time to time, of options ("Options") to purchase up to 1,930,285 shares of Class A Common Stock, to employees of the Company and its subsidiaries (including employees who are officers or directors, but excluding directors who are not employees) that have substantial responsibility in the direction and management of the Company or its subsidiaries, and to Outside Directors (as defined) on an annual, nondiscretionary basis. Outside Directors are directors who are not employees of the Company, and were not employees for the year prior to the first grant of an Option under the Plan, and who, when elected to the Board, did not directly or indirectly own or control more than 5% of the outstanding Common Stock of the Company (collectively, the "Participating Persons"). As of September 30, 1995, Options granted under the Plan were outstanding for the purchase of 1,346,042 shares of Class A Common Stock.

    The Stock Option Plan provides for the grant of (i) Options intended to qualify as Incentive Stock Options ("ISOs") as defined in Section 422 of the Code, and (ii) Options that do not qualify as ISOs ("NQSOs"). To the extent that the aggregate fair market value (determined as of the time the ISO was granted) of the shares subject to ISOs granted to a Participating Person under the Plan (combined with all incentive stock option plans of the Company and any parent or subsidiary) which become exercisable for the first time in any calendar year exceeds $100,000, such Option shall be treated as a NQSO. The Committee may provide that in lieu of purchasing the entire number of shares subject to an Option, the Optionee can relinquish all or any part of the unexercised portion of the Option for a number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock subject to the relinquished Option and (2) a fraction, (i) the numerator of which is the excess of (A) the current fair market value per share of Common Stock subject to the relinquished Option over
(B) the option price of such relinquished Option, and (ii) the denominator of which is the then current fair market value per share of such Common Stock.

    The Stock Option Plan is administered by the Compensation Committee (the "Committee"), which must have at least two members at all times. Members of the Committee must be "disinterested persons" as that term is defined under Rule 16b-3 under the Exchange Act. Generally, a disinterested person is a director who, during the one year period prior to his or her service on the Committee, was not granted a stock option or other equity security of the Company or any of its affiliates, except as expressly permitted under Rule 16b-3. Subject to the provisions of the Plan, the Committee is empowered to, among other things, grant Options under the Plan; determine which employees may be granted Options under the Plan, the type of Option granted (ISO or NQSO), the number of shares subject to each Option, the time or times at which Options may be granted and exercised and the exercise price thereof; construe and interpret the Plan; determine the terms of any option agreement pursuant to which Options are granted (an "Option Agreement"); and amend any Option Agreement with the consent of the recipient of Options (the "Optionee"). The Board of Directors may at any time suspend or terminate the Stock Option Plan or amend the Stock Option Plan to conform to changes in the law or as the Board determines to be in the Company's best interest, except that stockholder approval is required for any amendment for which stockholder approval is required of the Company by (a) Rule 16b-3, promulgated under the Exchange Act; (b) the Code or regulatory provisions dealing with Incentive Stock Options; (c) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded; or (d) any other applicable rule or law. No amendment, suspension, or termination of the Stock Option Plan may be made that would impair or negate any of the rights or obligations of any Participating Person under any Option theretofore granted without the consent of such Participating Person.

    Pursuant to the terms of each Option Agreement that was in effect on September 30, 1995, either 25% of the options covered by each Option Agreement become exercisable on each anniversary of the date of grant thereof, on a cumulative basis, or 33% of the options covered by each Option Agreement become exercisable on each anniversary of the date of grant thereof, on a cumulative basis. The options granted to Mr. Davenport and Mr. Miller are subject to a different vesting schedule. See "Employment Agreements and Compensation Arrangements." Options granted to Outside Directors (5,000 NQSO's upon election to the Board and 3,000 NQSO's on each succeeding January 1) vest 50% on the first and 50% on the second anniversary of the date of grant thereof, on a cumulative basis.

    The exercise price per share for all ISOs may not be less than 100% of the fair market value of a share of Class A Common Stock on the date on which the Option is granted (or 110% of the fair market value on the date of grant of an ISO if the Optionee owns more than 10% of the total combined voting power of all classes of voting stock of the Company or any of its affiliates (a "10% Holder")). The exercise price per share for NQSOs may be less than, equal to or greater than the fair market value of a share of Class A Common Stock on the date such NQSO is granted, but not less than par value, except that the exercise price for NQSO's granted to Outside Directors shall be the fair market value of a share of Class A Common Stock on the date of grant. To the extent determined by the Committee in granting any Option, upon exercise of such Option, the option price may be paid in cash or in shares of Class A Common Stock and, if approved by the Board, the Company, or any parent or subsidiary, may make or guarantee a loan to an Optionee to finance the exercise of any Option. Options are not assignable or transferable other than by will or the laws of descent and distribution. Each Option is exercisable, during the Optionee's lifetime, only by the Optionee.

    Unless earlier terminated by the Board of Directors, the Plan will terminate in January 2003, 10 years after its effective date. Unless otherwise specifically provided in an Optionee's Option Agreement, each Option granted under the Plan expires no later than 10 years after the date such Option is granted (five years for ISO's granted to 10% Holders). Options may be exercised only during the period that the Optionee is an employee (or member of the Board, for Outside Directors) of the Company and (i) for a period of 30 days after termination of employment (or membership on the Board, for Outside Directors) other than for cause, without the Company's consent or due to the death of the Optionee, (ii) for a period of three months after retirement by the Optionee with the consent of the Company, or (iii) for a period of 12 months after the death or disability of the Optionee, in each case to the extent the Options are then exercisable.

SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS

    Effective September 1, 1991, in connection with the acquisition of Hamilton Testing Systems ("HTS"), Mr. Singleton and Ms. Edmonds, who were officers or employees of HTS, each entered into a separate Supplemental Retirement Plan Agreement (the "Retirement Plans") with the Company. The purpose of these agreements was to induce such individuals to remain with HTS and to provide them with retirement benefits similar to those to which they were then entitled.

    Under the Retirement Plans, the Company is required to pay to the recipient a fixed monthly benefit for a ten-year period beginning at the later of the date on which the recipient reaches 65 years of age and the date on which the recipient's employment is terminated. The Retirement Plans provide that, if the recipient dies after terminating employment, the benefit continues for the remainder of the ten-year term. If the recipient dies before terminating employment, the recipient's designated beneficiaries will be entitled to a reduced benefit payable quarterly and if the recipient becomes totally disabled while employed by the Company, the recipient will be entitled to the full monthly benefit for ten years starting at 65 years of age.

    Although the benefits vested upon inception, the benefits may be terminated by the Company if the recipient engages in a business that is competitive with HTS after the termination of his employment, whether before or during the period that he is otherwise entitled to receive the benefit. The benefit is an unsecured obligation of the Company, which is payable from its general assets.

    The annual payment to which each recipient may be entitled at age 65 is $100,000. The benefits under the Retirement Plans were determined as a result of negotiations between the Company and the respective beneficiaries thereof. The Company is the owner and beneficiary of life insurance policies or annuities, obtained in order to fund the Retirement Plans, the annual premiums/deposits for which are $17,000 for Mr. Singleton and $15,000 for Ms. Edmonds.

MEDICAL REIMBURSEMENT PROGRAM

    Executives of the Company are eligible to participate in a medical reimbursement program. The program provides direct payment to participating employees for non-reimbursed expenses that constitute "covered" medical and dental expenses incurred under the Company's health insurance program. The health services costs include any deductibles, co-payments, and payments above reasonable and customary levels that are incurred by a participating employee. Payments are limited to $5,000 per year per employee.

STOCK OPTIONS

    The following table sets forth information with respect to options awarded by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company during the fiscal year ended September 30, 1995:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                              VALUE AT
                           ----------------------------------------------------------   ASSUMED ANNUAL RATES
                                        % OF TOTAL                                               OF
                                         OPTIONS                                             STOCK PRICE
                                        GRANTED TO   EXERCISE    MARKET                   APPRECIATION FOR
                                        EMPLOYEES    OR BASE    PRICE ON                   OPTION TERM(A)
                            OPTIONS     IN FISCAL     PRICE     DATE OF    EXPIRATION   ---------------------
          NAME             GRANTED(B)      YEAR       ($/SH)     GRANT        DATE      0%     5%       10%
- -------------------------  ----------   ----------   --------   --------   ----------   ---  -------  -------
Chester C. Davenport             0         0.0%        --         --           --       --     --       --

Ralph E. Reins                   0         0.0%        --         --           --       --     --       --

Ronald M. Lancaster         10,000(c)      1.1%       6.125      6.125       5/9/2005   --    38,350   97,950

C. Michael Alston           10,000(c)      1.1%       6.125      6.125       5/9/2005   --    38,350   97,950
                            36,000(c)      3.9%       6.125      6.125      7/27/2005   --   138,060  352,620
                            40,000(c)      4.4%       6.125      6.125      7/27/2005   --   153,400  391,800

Raj Modi                    50,000(c)      5.5%       6.125      6.125      7/27/2005   --   191,750  489,750
                            10,000(c)      1.1%       6.125      6.125       5/9/2005   --    38,350   97,950
                            15,000         1.6%       6.125      6.125      7/27/2005   --    57,525  146,925

- ------------------------
(a) Illustrates value that might be realized upon exercise of options immediately prior to the expiration date thereof, assuming specified compounded annual rates of appreciation on the Company's Class A Common Stock over the term of the options. At the end of the option terms on May 9, 2005 and July 27, 2005, the price per share of the Class A Common Stock would be $9.96 and $9.96, respectively, at an assumed compounded annual rate of appreciation of 5%, and $15.92 and $15.92, respectively, at an assumed compounded annual rate of appreciation of 10%. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(b) One third of such options will vest on each anniversary of the date of grant.

(c) Represents reissue of options granted in prior years.

    The following table sets forth, as of September 30, 1995, the number of options and the value of unexercised options held by the Company's Chief Executive Officer and the four most highly compensated executive officers during fiscal 1995:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                         NUMBER OF                VALUE OF UNEXERCISED
                                    UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
NAME                               AT SEPTEMBER 30, 1995         AT SEPTEMBER 30, 1995
- ------------------------------  ----------------------------  ----------------------------
Chester C. Davenport..........   1,169,068  (exercisable)     $3,166,968  (exercisable)
                                    37,500  (unexercisable)            0  (unexercisable)

Ralph E. Reins................           0  (exercisable)              0  (exercisable)
                                         0  (unexercisable)            0  (unexercisable)

Ronald M. Lancaster...........      25,000  (exercisable)              0  (exercisable)
                                    35,000  (unexercisable)            0  (unexercisable)

C. Michael Alston.............           0  (exercisable)              0  (exercisable)
                                    86,000  (unexercisable)            0  (unexercisable)

Raj Modi......................           0  (exercisable)              0  (exercisable)
                                    75,000  (unexercisable)            0  (unexercisable)

401(K) SAVINGS PLAN

    The Company has a 401(k) Savings Plan, the purpose of which is to provide retirement benefits for substantially all of its employees. Contributions to the Plan are made by both the employee and the Company. The Company matches 50% of that part of an employee's deferred compensation that does not exceed 6% of such employee's salary. The maximum matching payment by the Company per employee for 1995 was $4,927. Company-matched contributions vest in full after three years of an employee's credited service (at least 1,000 hours per year) to the Company. In addition, the Company may, in the discretion of the Board of Directors, make profit-sharing contributions to the Plan. For 1995, the Company made profit-sharing contributions equal to 2% of the base salary of each Plan participant.

    A contribution to the Plan of approximately $586,000 was charged to expense for 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's compensation policies are designed to align executive compensation with the short and long-term profitability of the Company. A significant part of management compensation is comprised of cash bonuses under the Executive Incentive Compensation Plan, the aggregate amount of which depends directly on the annual net income of the Company reaching certain predetermined Levels, and stock options under the Company's Stock Option Plan.

    The Company's current executive compensation arrangements were established by the full Board of Directors of the Company prior to the formation of the Compensation Committee in March of 1993. Salaries for Chester C. Davenport, the Chairman of the Board of the Company and the other most highly compensated executives are governed by employment contracts approved by the Board of Directors. The Board of Directors approved these employment contracts in January 1993, July 1992 and December 1995, for Messrs. Davenport, Lancaster and Miller, respectively. The general level of these salaries is based upon compensation arrangements that were negotiated in the context of the acquisition of Hamilton Test Systems, Inc. in 1990 and ETI in 1992. These negotiated compensation arrangements reflected the Board's evaluation of the experience and value of the executive of the Company, the then-existing compensation of the executive, prevailing salary levels at similarly capitalized companies, and a recognition of the efforts required to complete the acquisition. Accordingly, the salaries fixed by these contracts are not directly tied to corporate performance (although, as described herein, the aggregate cash bonus amount available under the Company's Executive Incentive Compensation Plan is tied to earnings results).

    The salary of Mr. Davenport reflects the critical role Mr. Davenport has played in the affairs of the Company, including the founding of the Company in 1990, the arrangement and successful completion of the Company's acquisitions in 1990 and 1992, and the expansion of the Company through private and public financings, new contract awards, and the securing and retention of key management personnel and achievement of significant corporate objectives.

    The Committee's awards of options under the Stock Option Plan have been based upon the overall contribution of the recipient to the development of corporate policy and the operations and performance of the Company, and the expected contribution of the recipient to the future success of the Company.

                                EDWARD DUGGER, III
                                ARNOLD L. CHAVKIN

STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the percentage change in the cumulative total shareholder return on the Class A Common Stock against the cumulative total return on the NASDAQ Stock Market Index and the Standard & Poor's Low Priced Common Stock Index for the period from April 1, 1993 to September 30, 1995.

    The Company cannot reasonably identify a "peer group" for the foregoing graph because it is not aware of any other companies in its line of business whose stock is publicly traded. The issuers comprising the Standard & Poor's Low Priced Common Stock Index, all of which have market capitalizations from $100 million to $300 million, are as follows: Anacomp Inc.; Consolidated Freight; Centocor Inc.; Cray Computer; Fedders Corp.; Genesco Inc.; GenRad Inc.; Host Marriott; ICN Pharmaceuticals; Kaufman & Broad Home Corp.: Merry-Go-Round; Navistar Int'l.; Oak Industries; Parker Drilling; Publiker Indus.; Rollins Environmental; Service Merchandise; Topps Co.; Tyco Toys; and Wendy's Int'l.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      4/1/1993   9/30/1993   9/30/1994   9/29/1995
Envirotest Systems                      $100.00      $86.20      $81.50      $24.60
CRSP NASDAQ Index                       $100.00     $111.10     $112.00     $154.70
S&P Low Priced Common Stock Index       $100.00      $91.30      $96.10     $102.50

CERTAIN TRANSACTIONS

    The Company is a party to an Agreement for Consulting Services with Cheviot dated as of September 1, 1993. Under the agreement, Cheviot (and, specifically, Mr. Gelfond, the President and sole stockholder of Cheviot) is required to render consulting services to the Company at such times and in such manner as the Company may reasonably request, relating to strategy, bidding and financing of emissions testing contracts, for a three year term. In exchange for its services under the agreement, Cheviot received a base consulting service fee of $20,000 and $10,000 per month during the first and second year of the term, respectively, and will receive $10,000 per month during the next year of the term, reimbursement for reasonable out-of-pocket expenses incurred by Cheviot in providing services under the agreement, options to purchase 50,000 shares of Class A Common Stock at an exercise price of $9.75 per share (equal to the final quotation of the Class A Common Stock on the NASDAQ-NMS on August 31, 1993) and options to purchase 50,000 shares of Class A Common Stock at an exercise price of $14.00 per share. Options to purchase 25,000 shares of each of the foregoing options to purchase 50,000 shares vested upon grant, and the remaining options vested on September 1, 1994. The option exercise price may be paid in cash or in unexercised in-the-money options (at their fair market value). All options expire if not exercised on or prior to August 31, 1998. The services provided by Cheviot under the agreement do not include consulting services related to any merger with, sale or other disposition of all or substantially all of the assets of the Company to an unaffiliated third party or the sale or other transfer to a person or entity not controlled, directly or indirectly, by Chester C. Davenport, of equity securities of the Company that in the aggregate control the election of a majority of the Company's Board of Directors (each, a "Sale Transaction"). Upon the consummation of a Sale Transaction, all of the fees payable to Cheviot during the remainder of the term become immediately due and payable. During the term of the agreement, Cheviot is required to ensure that Mr. Gelfond be available to provide, and provides, substantially all of the services required to be provided by Cheviot under the agreement, with the assistance of such other officers, employees or agents of Cheviot as may be required to provide Cheviot's services thereunder. In the event that, for any reason, at any time during the term of the agreement, Mr. Gelfond is not available to provide, or does not provide, substantially all of the services required to be provided by Cheviot under the agreement (whether by leaving the employ of Cheviot, disability, death or otherwise), then the Company may terminate the agreement. In the event of such termination, the expiration date of all options granted under the agreement is accelerated to the date that is 90 days after the termination date, and any part of the option that is not yet vested and exercisable on the termination date is automatically terminated. The agreement also prohibits Cheviot, during the term of the agreement, from engaging in any business or performing any services inconsistent with Cheviot's obligations under the agreement, or engaging in any business or performing any services for an organization or person engaged in a business directly competitive with that in which the Company is then engaged or has agreed or undertaken to become engaged. Under the agreement, the Company agrees to indemnify Cheviot, its directors, officers and employees from and against losses, damages and expenses in connection with any threatened, pending or completed action, suit, claim or proceeding arising out of any conduct, act or omission of the indemnified party relating to the agreement, so long as the indemnified party was not guilty of bad faith, gross negligence or willful or reckless misconduct and, in respect of any criminal action or proceeding, had no reasonable cause to believe that such indemnified party's conduct, act or omission was unlawful. Payments made under the agreement consisted of $120,000 for fees and $1,989 for reimbursed expenses during fiscal 1995, and $20,000 for fees and $104 for reimbursed expenses for the period from September 30, 1995 to November 30, 1995.

    As the Company has previously disclosed in its periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, in the Tennessee and Ohio programs, Envirotest had entered into separate sale and leaseback agreements (together, the "Leases") for program facilities and equipment (the "Tennessee Assets" and "Ohio Assets") in connection with its acquisition of HTS. The Leases had 8 and 10 year terms respectively, which terminate in December 1998 and 2000, respectively. The Leases contained options to repurchase the facilities covered thereby, generally at fair market value plus the present value of the remaining rental payments, if any, which were exercisable both during and at the conclusion of their respective terms. The lessor under these agreements was Kane Partners, L.P. Richard Gelfond, a director of the Company, is Vice President of the General Partner of Kane Partners and holds a 25% limited partnership interest in Kane Partners. Chester C. Davenport, Chairman of the Company, holds a 25% limited partnership interest in Kane Partners. In November 1992, Kane Partners acquired the underlying leasehold property and related rights and obligations from the original lessors of the Ohio and Tennessee Assets.

    The statute and regulations governing Ohio's new I/M 240 test program require that the land and buildings be owned by a third party having no affiliation with the operator of the program. The Ohio program is divided into four separate zones, three of which were subject to competitive bid and, when awarded, complied with this requirement. The Company was awarded two of these zones. The fourth zone, Cuyahoga County, was subject to an existing contract held by Envirotest at the time contracts for the other zones were awarded by the State.

    As a condition to entering into a new 10 year contract with Envirotest to conduct I/M 240 vehicle inspections in Cuyahoga County, Ohio (and not submitting this zone to a competitive bid), the State of Ohio required Envirotest to comply with its new I/M legislation and caused Kane Partners to divest its ownership interest in the Ohio Assets. Accordingly, a third party Developer paid approximately $10 million to Kane Partners, L.P. to acquire ownership of the assets that will be utilized in the new Cuyahoga County, Ohio program to be operated by the Company. The land and buildings utilized by the Company under the three Ohio I/M program contracts are now owned by the Developer and leased to the Company. The funding for the acquisition, construction and renovation of these assets to the Company was a significant portion of the net proceeds from the issuance of $64.4 million of bonds by the Ohio Development Authority. In connection with the negotiations related to the Ohio Assets, the Company purchased for approximately $2.45 million from Kane Partners the Tennessee Assets and one Ohio test site that will not be used as a test center in the new test program. Although the Tennessee Assets and the Ohio Assets have been subject to separate sale and leaseback agreements the assets have served as functional security for a financing provided to the Company in 1990 and were held by Kane Partners since 1992 for the same purpose. In this connection, Kane Partners utilized a portion of the aggregate proceeds received by it from the sale of the Ohio Assets and Tennessee Assets to retire certain debt obligations held by Chemical Venture Partners (as to which Arnold Chavkin, a director of the Company, is affiliated) and Apollo Investment Fund, L.P., as to which Apollo Advisors L.P. acts as managing general partner (and as to which Craig M. Cogut, a director of the Company, was affiliated and is currently a consultant), which beneficially own approximately 13.6% and 16.3%, respectively, of the Company's outstanding Class A Common Stock. These debt obligations were incurred by Kane Partners in connection with its initial acquisition of the Ohio Assets and Tennessee Assets.

    The Company is a party to a Legislative Monitoring Consulting Services Agreement with Kasten & Company. Under the agreement, Kasten & Company is required to render consulting services to the Company relating to federal and state legislation and regulation involving motor vehicle inspections and automotive diagnostic systems until the period ending September 30, 1996 and during all subsequent renewal periods. In exchange for its services under the agreement, Kasten & Company receives monthly payments of $10,000 during the term of the agreement. Mr. Kasten, a nominee for Class A director, is the sole owner of Kasten & Company.

             PROPOSAL NO. 2: APPROVAL OF COOPERS & LYBRAND, L.L.P.
                       AS INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed Coopers & Lybrand, L.L.P. as independent public accountants of the Company for the 1996 fiscal year, subject to approval by the shareholders, Coopers & Lybrand, L.L.P. were the Company's independent public accountants for the fiscal year ended September 30, 1995. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

    THE SHAREHOLDERS ARE REQUESTED BY THE BOARD OF DIRECTORS TO VOTE FOR THE APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1996.

                    PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT
                    TO THE COMPANY'S 1993 STOCK OPTION PLAN
                TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
              RESERVED FOR ISSUANCE THEREUNDER BY 400,000 SHARES.

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the 1993 Stock Option Plan (the "Plan") whereby the number of shares of Class A Common Stock of the Company, par value $0.01 per share ("Class A Stock") reserved for use upon the exercise of option from time to time under the Plan will be increased to an aggregate of 2,330,285 shares. This amendment was adopted by the Board of Directors on August 21, 1996. The current maximum number of shares of Class A Stock reserved in connection with the Plan is 1,930,285.

    The amendment is proposed and was adopted by the Board of Directors in the belief that the Plan is accomplishing its goal of providing additional incentive to persons who can contribute significantly to the success of the business of the Company and that the Company should be in a position to continue to make stock option grants. In addition, the Board of Directors believes that to manage the Company's growth successfully requires stability in its management team. Accordingly, the Board of Directors believes that providing a competitive compensation package to retain key employees and hire new ones is in the best interest of the Company and its stockholders. On July 15, 1996, there were only 416,743 shares of Common Stock available for option grants under the Plan.

    The affirmative vote of the holders of a majority of the votes entitled to be cast is required for adoption of the amendment to the Plan.

    THE SHAREHOLDERS ARE REQUESTED BY THE BOARD OF DIRECTORS TO VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A STOCK RESERVED FOR ISSUANCE THEREUNDER.

                        VOTE REQUIRED TO APPROVE MATTERS

    A quorum for the meeting requires the presence in person or by proxy of holders of a majority of the shares entitled to vote. The election of each class of directors requires the affirmative vote of holders of a majority of the respective class of shares present at the meeting in person or by proxy.

    Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting. In accordance with Delaware law, abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of an issue presented at the meeting, abstentions will be deemed present and will, therefore, have the same legal effect as a vote "against" a proposal at the meeting. Broker non-votes will have no effect on the vote.

                           PROPOSALS OF SHAREHOLDERS

    Shareholders intending to submit proposals for presentation at the next Annual Meeting of Shareholders of the Company and inclusion in the proxy statement and form of proxy for such Meeting should forward such proposals to C. Michael Alston, Esq., Secretary, Envirotest Systems Corp., 6903 Rockledge Drive, Suite 2214, Bethesda, Maryland 20817. Proposals must be in writing and must be received by the Company prior to April 26, 1997. Proposals should be sent to the Company by certified mail, return receipt requested.

                                          By Order of the Board of Directors

                                          C. Michael Alston, Esq.
                                          Secretary

August 26, 1996

                            ENVIROTEST SYSTEMS CORP.

      REVOCABLE PROXY -- THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Chester C. Davenport and Richard L. Gelfond, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Class A common stock, $.01 par value (the "Class A Common Stock"), of ENVIROTEST SYSTEMS CORP. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournments thereof. The Annual Meeting will be held at the Hyatt Regency, Bethesda, Maryland on September 24, 1996 at 11:00 a.m., local time.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS LISTED BELOW AND "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

1. To elect three (3) Class A Directors to serve for a term of one year and until their successors are duly elected and qualified.

/ / FOR ALL THREE NOMINEES    / / WITHHOLD AUTHORITY VOTE FOR ALL THREE NOMINEES

Nominees:  Richard L. Gelfond  Edward Dugger III  Robert W. Kasten, Jr.

(Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)
________________________________________________________________________________

2. To consider and act upon a proposal to approve the selection of Coopers & Lybrand as the Company's independent public accountants for fiscal year 1996.
                     FOR / /    AGAINST / /    ABSTAIN / /

3. To approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 400,000 shares.
                     FOR / /    AGAINST / /    ABSTAIN / /

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.
                                                     (CONTINUED ON REVERSE SIDE)

(CONTINUED FROM REVERSE SIDE)

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

    The shares represented by this proxy will be voted as directed by the undersigned. IF NO INSTRUCTIONS ARE SPECIFIED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS PRESENTED AT THE ANNUAL MEETING. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

    The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting the shares subject to the proxy by written ballot.

                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS ON THE CERTIFICATE OR
                                          CERTIFICATES REPRESENTING SHARES TO BE
                                          VOTED BY THIS PROXY. WHEN SHARES ARE
                                          HELD JOINTLY, BOTH HOLDERS SHOULD
                                          SIGN. WHEN SIGNING AS ATTORNEY,
                                          EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                          GUARDIAN, PLEASE GIVE YOUR FULL TITLE.
                                          IF THE SIGNER IS A CORPORATION, THE
                                          FULL CORPORATE NAME SHOULD BE SIGNED
                                          BY A DULY AUTHORIZED OFFICER.
                                          ______________________________________
                                                           Signature
                                                ________________________________
                                                   Signature, if held jointly
                                                Date: ____________________, 1996